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                                                                    Exhibit 23.3





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the Registration Statements
(Nos.   33-56271, 33-57177, 33-57399, 33- 57409, 33-57469, 33-59121, 33-63139,
33-64127, 33-65479, 33-65493, 33-65497 and 333-00765) on Form S-3, the
Registration Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33- 60843, 33-64827,
33-64829, 33-64831, 33-65483, 33-65485 and 33-65487) on Form S-8 of
Tele-Communications, Inc. of our report dated March 18, 1996, relating to the combined balance sheets of Liberty Media Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Tele-Communications, Inc.




                                                       /s/ KPMG PEAT MARWICK LLP
                                                       KPMG Peat Marwick LLP



Denver, Colorado
March 26, 1996